SETTLEMENT AND STOCK AND WARRANT TRANSFER AGREEMENT

         This SETTLEMENT AND STOCK WARRANT TRANSFER AGREEMENT, is made on the date hereinafter set forth by and among Quarto Holdings, Inc., a Delaware corporation ("Quarto"), Boulder Interactive Group, Inc., a Colorado corporation ("BIG"), New Frontier Media, Inc., a Colorado corporation ("NFM"), Old Frontier Media, Inc., a Colorado corporation ("OFMI"), Mark Kreloff, an individual ("Kreloff"), Michael Weiner, an individual ("Weiner"), Andrew Brandt, an individual ("Brandt") and Scott Wussow, an individual ("Wussow").

                                    RECITALS

         WHEREAS, on or about September 20, 1996, Quarto, on the one hand, and BIG, NFM, and OFMI, on the other hand, entered into two written agreements, one of which was the Stock and Warrant Purchase Agreement (Purchase Agreement), and the other was the Stockholder Agreement.

         WHEREAS, prior to the September 20, 1996 transactions, NFM owned one hundred percent (100%) of the issued and outstanding stock of OFMI, and OFMI owned one hundred percent (100%) of the issued and outstanding stock of BIG.

         WHEREAS, pursuant to the Purchase Agreement, Quarto purchased from BIG shares of stock representing after such purchase thirty percent (30%) of the issued and outstanding BIG stock for which Quarto paid BIG $1,775,000, of which $1,250,000 was in certified funds and the balance by transfer of the rights to develop and exploit the existing digital material owned by Quarto or its affiliates in all digital formats.

         WHEREAS, also under the Purchase Agreement, Quarto purchased from NFM warrants to purchase 400,000 shares of NFM stock.

         WHEREAS, after the closing under the Purchase Agreement, NFM owned one hundred percent (100%) of the issued and outstanding stock of OFMI, OFMI owned seventy percent (70%) of the issued and outstanding stock of BIG, and Quarto owned thirty percent (30%) of the issued and outstanding stock of BIG.

         WHEREAS, on the date of the Purchase Agreement and Stockholder Agreement and continuing to the date of this Agreement, Kreloff, Weiner, Brandt and Wussow have been elected or designated officers and/or directors of BIG, NFM, and OFMI.

         WHEREAS, Quarto commenced an action on October 22, 1997, against BIG and NFM in the United States District Court for the District of Colorado, Civil Action No. 97-WM-2290, for claims arising out of the Purchase Agreement and Stockholder Agreement ("the Federal Court Action").

         WHEREAS, Quarto also brought a claim against the Bank of Boulder in the Federal Action for a constructive trust upon that certain Certificate of Deposit Number 884769 in the possession of the Bank of Boulder.

         WHEREAS, Quarto commenced an arbitration on March 23, 1998, against BIG, NFM and OFMI with the American Arbitration Association, Case No. 77 Y 168 00062 98, for claims arising out of the Purchase Agreement and Stockholder Agreement ("the Arbitration").

         WHEREAS, Quarto commenced an action on March 25, 1998, against Kreloff, Weiner, Brandt, and Wussow in the District Court for the City and County of Denver, State of Colorado, Case No. 98 CV 2539, for claims arising out of the Purchase Agreement and Stockholder Agreement ("the State Court Action").

         WHEREAS, the parties to this Agreement have agreed to settle the Federal Court Action, the Arbitration, and the State Court Action on the terms set forth herein, in order to avoid the expense and risk of continued litigation.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the covenants and provisions contained herein, and other good and valuable consideration, the receipt and adequacy of which are acknowledged by the parties, the parties agree as follows:

          1. Transfer of Shares. On the Closing Date, OFMI agrees to duly endorse for transfer to Quarto, 4,000 shares of the issued and outstanding no par value common stock of BIG (the "Shares").

          2. Transfer of Warrant. On the Closing Date, Quarto shall deliver to NFM Warrant No. P-023 representing the right of Quarto to purchase 400,000 shares of the no par value common stock of NFM, duly endorsed (or otherwise assigned) by Quarto to NFM for cancellation.

          3. Closing. The Closing Date of the transactions contemplated hereby (the "Closing") shall take place at the offices of Baker & Hostetler LLP, Denver, Colorado, on June 22, 1998, or at such other time and place as agreed to by the parties. The date of the Closing is herein referred to as the "Closing Date."

          4. Representations and Warranties of Quarto. Quarto represents and warrants to the other parties as follows:

               4.1 Organization and Authority. Quarto is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

               4.2 Authority for Agreement. Quarto has the power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery and performance by Quarto of this Agreement and the consummation of the transactions contemplated hereby have each been duly authorized by all necessary action on the part of Quarto, and constitute or will, when executed and delivered, constitute the valid and legally binding obligation of Quarto.

               4.3 Acquisition for Investment. Quarto is acquiring the Shares for investment for its own account, and has no present intention of dividing its participation with others or reselling or otherwise distributing the Shares. Quarto acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended, or qualified or registered under the securities laws of any state.

               5. Representations and Warranties of NFM, etc. Each of the parties (other than Quarto) hereby jointly and severally represents and warrants to Quarto as follows:

               5.1 Organization and Authority. NFM, OFMI and BIG are each duly organized, validly existing and in good standing under the laws of the State of Colorado, and each has all requisite corporate power and authority to own and operate its properties and assets and to carry on its respective businesses as now conducted, and to execute and deliver this Agreement, and to carry out the provisions of this Agreement.

               5.2 Authority for Agreement. All corporate action on the part of NFM, BIG, OFMI, and their respective officers, directors and stockholders, necessary for the authorization, execution and delivery of this Agreement, the performance of each of their respective obligations hereunder and the delivery of the Shares has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered, constitutes the legal, valid and binding obligation of each of the parties hereto (other than Quarto), enforceable against each of said parties in accordance with the terms hereof.

               5.3 Valid Issuance of the Shares. The Shares are duly and validly issued, fully-paid and nonassessable, and are free of restrictions on transfer, other than under applicable federal and state securities laws.

               5.4 Consents. No consent, approval, qualification, order or authorization of, or filing with, any governmental authority or other party is required in connection with the valid execution, delivery or performance of this Agreement by the parties (other than Quarto).

               5.6 Subsidiaries. BIG does not own, directly or indirectly, any interest in any other corporation, association or other business entity. 5.7 Contracts and Commitments. All of BIG's current contracts, agreements, leases and commitments, whether absolute or contingent, and all of BIG's material oral agreements and commitments are summarized on Schedule

               5.7 attached hereto. BIG shall provide Quarto with true and correct copies of all such agreements and other documents. Except as noted on
Schedule 5.7 each of the agreements described therein are valid and enforceable in accordance with their respective terms, and there is not, under any such agreement, any existing material default by any party thereto.

               5.8 Permits. BIG has all required permits, licenses and similar authority necessary to conduct its business as now being conducted.

               5.9 Compliance with Other Instruments. BIG is not in violation or in default in any material respect of any provision of its Articles of Incorporation or Bylaws, or in any material respect of any provision of any agreement, instrument or contract, or any judgment, order, writ, decree, statute, law, rule or regulation applicable to BIG.

               5.10 Employees. BIG has complied in all material respects with all applicable Federal, state and local laws related to employment. There are no employment agreements, bonus plans, incentive plans, profit sharing plans, retirement plans or other employee compensation arrangements whatsoever which will be binding upon BIG after the Closing except as contemplated by Section
6.1. Each employee and officer of BIG has executed a Proprietary Information and Inventions Agreement, copies of which shall be delivered to Quarto on or before the Closing Date.

               5.11 Tax Returns and Payments. BIG has filed all tax returns and reports as required by law, and has paid all taxes and other assessments due. The provision for taxes on the Balance Sheet is adequate for taxes due or accrued as of the date thereof. BIG has withheld and collected from each payment made to any of its employees, the amount of all taxes required to be withheld or collected, and has paid the same to the proper tax receiving authority.

               5.12 Environmental Laws. BIG is not in violation of any applicable law or regulation relating to the environment or occupational health and safety.

               5.13 Title to the Shares; Property and Assets. OFMI is the record and beneficial owner of the Shares and has good and marketable title to the Shares, free of any claims, liens, pledges, encumbrances, or restrictions.

               Attached hereto as Schedule 5.13 is a complete list of all of the tangible assets owned or leased by BIG (herein, with the Intellectual Property, the "Assets"). The Assets are free and clear of all mortgages, liens, claims and encumbrances. With respect to property which BIG leases, BIG is in compliance with such leases, and holds a valid leasehold interest free of any liens, claims or encumbrances.


               5.14 Financial Statements. Attached hereto as Schedule 5.14 is the unaudited balance sheet of BIG as of March 31, 1998. Also attached hereto as
Schedule 5.14 is the unaudited balance sheet of BIG as of April 30, 1998 (the "Balance Sheet"). Attached hereto are the unaudited income and expense statements for the twelve (12)-month and one (1)-month periods ended March 31, 1998, and April 30, 1998, respectively. All of said financial statements are referred to herein as the "BIG Financial Statements." The BIG Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the period indicated. The BIG Financial Statements accurately reflect the financial condition and operating results of BIG as of the dates and for the periods indicated therein. Since the date of Balance Sheet, there has been no material adverse change in the assets, liabilities, financial condition or operating results of BIG, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse.

               5.15 Intellectual Property. Schedule 5.15 attached hereto sets forth a true and complete list of BIG's trademarks, tradenames, copyrights, patents and similar rights, and the application in respect thereto (the "Intellectual Property:) used by BIG in whole or in part for the conduct of its business as now conducted. Except as disclosed on Schedule 5.15, all of the Intellectual Property owned by BIG is free and clear of all licenses, liens, claims, security interests, charges or other encumbrances or restrictions of any kind, and no licenses for the use of any such Intellectual Property have been granted by BIG to any third parties. The operation of BIG's business does not infringe in any way on or conflict with any registered or unregistered patent, trademark, tradename, copyright, license or other right, of any person. BIG does not license any such rights from others except as set forth on Schedule 5.15.

               5.16 No Liabilities. Except as disclosed on the Balance Sheet, BIG has no liabilities, commitments or obligations of any nature, whether absolute, accrued, contingent or otherwise.

               5.17 Benefit Plans. Neither NFM nor BIG has any welfare benefit plan or pension benefit plan as defined in the Employee Income Security Act of 1974, as amended.

               5.18 Bank Accounts. Schedule 5.18 lists each bank account, brokerage firm account and safe deposit box maintained by BIG and the names of all persons authorized to draw thereon and have access thereto.

               5.19 Payments to Related Parties. Except as disclosed on Schedule 5.19, there have been no payments to, and none of the assets of BIG have been used, directly or indirectly, for the benefit of any officer, director or shareholder of BIG, by BIG, since the date of the Balance Sheet.

               5.20 Claims and Litigation. Except as disclosed on Schedule 5.20, there are no claims or actions pending against BIG or which would affect the stock of BIG or the Assets, and, to the knowledge of each of the parties (other than Quarto), no such claims or actions have been threatened and no basis for any such claim or action exists.

               5.21 Disclosure. No representation or warranty set forth in this
Section 5 and no statement or certificate to be furnished by any party hereto (other than Quarto), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

          6. Covenants.

               6.1 Employment Agreements. Each of the parties (other than Quarto) agrees to cause BIG to terminate the employment of all employees of BIG and terminate all other agents, consultants, or service arrangements to which BIG is a party, effective on the Closing Date (except Brandt, John Pichot, and Mike Lee), which will be effective June 30, 1998), in each case without payment of severance compensation.

               6.2 Assignment of Rights Against Bank. BIG ("Assignor") hereby sells, transfers and assigns to NFM ("Assignee"), all of Assignor's right, title and interest in and to any cause of action against the Bank of Boulder and its representatives or agents ("Bank") whether now filed or hereafter filed that has accrued before the Closing Date and that arises from the transaction involving the Certificate of Deposit Number 884769. By this assignment, BIG does not assign its right, title and interest to Certificate of Deposit Number 884769 itself, which is to be owned by BIG on the Closing Date as stated in section
6.10 of this Agreement. Assignor represents and warrants that Assignor has not made a prior assignment of any of BIG's causes of action or claims against Bank to any other person and/or entity and that Assignor has full and complete title to all of the causes of action conveyed by this Assignment. Assignor represents and warrants that it has never in any way released, waived, or otherwise compromised any of BIG's causes of action or claims against the Bank in any way. It is further agreed that Assignee hereby acquires the full power to prosecute, compromise, settle, reassign and give a release and full settlement of the causes of action and claims hereby assigned.

               6.3 Resignations. NFM agrees to deliver to Quarto on the Closing Date the written resignations of all officers and directors of BIG, other than Harvey Goldstein.

               6.4 Noncompetition. Each of the parties hereto (other than Quarto and BIG) hereby covenants and agrees that, for a period of five (5) years from the Closing Date, such party shall not compete, directly or indirectly, or have any interest in any person or entity which competes, with the business of BIG in the United States by development and/or commercialization of titles in digital formats which compete directly with titles developed and marketed by BIG. In the event of any breach or threatened breach of this provision, Quarto shall be entitled to injunctive relief.

               6.5 Delivery of the Assets. On the Closing Date, each of the parties hereto (other than Quarto) shall use their respective best efforts to place Quarto in possession of the Assets, and to deliver to Quarto all of the files, books, records and documents relating to BIG, its assets or business, including, without limitation, product, marketing, financial, tax and accounting records and files, minute books, stock books, and corporate seal.

               6.6 Lease of Premises. On the Closing Date, NFM shall deliver to Quarto a written release of BIG from any liability under the present office lease signed by the landlord. BIG shall, however, have the right to use the premises consistent with past practice through June 30, 1998.

               6.7 Repayment of Loan by Brandt. Brandt hereby agrees to pay in full the Promissory Note dated September 1, 1995, executed by Brandt in favor of BIG in accordance with the terms thereof.

               6.8 Payment of BIG Expenses. NFM agrees to pay to BIG all of BIG's overhead expenses for the month of May, 1998, and Brandt agrees to pay to BIG all of BIG's overhead expenses for the month of June, 1998. Said payments shall be made as necessary to fund such overhead expenses. It is estimated that such expenses will be approximately $28,000 per month, and shall be substantially as set forth in the budgets attached hereto as Schedule 6.15, unless otherwise agreed by Quarto in writing.

               6.9 Credit cards. On the Closing Date, each of the parties hereto (other than Quarto and BIG) shall deliver to Quarto all credit cards of BIG held by any such party, and each such party agrees that no charges under said credit card accounts (or any other BIG account) shall be made by such party after the date of this Agreement.

               6.10 Release of Certificate of Deposit, etc. Each of the parties hereto agrees to take such actions and execute such documents as shall be necessary or appropriate to release the existing Certificate of Deposit of BIG (Number 884769, in the total amount of approximately $275,606.50 as of June 22, 1998), presently held by Bank of Boulder, such that said Certificate of Deposit is owned by BIG, free and clear of all liens, encumbrances, pledges, security interests, claims and demands on the Closing Date.

               Each of the parties (other than Quarto) agrees to take such actions and execute such documents as shall be necessary or appropriate to obtain the release by the Bank of Boulder of all security interests in any asset of BIG on or before the Closing Date (including but not limited to obtaining signed termination statements with respect to any related financing statements).

               6.11 Release of Liability for Notes. Each of the parties hereto (other than Quarto) agrees to obtain the written release of BIG from any indebtedness reflected on the Balance Sheet under "Notes Payable" (including all interest accrued to the Closing Date), on or before the Closing Date, signed by the payees of said notes.

               6.12 Cancellation of Intercompany Debt. Quarto and BIG agree that all amounts due by NFM to BIG, as reflected on the Balance Sheet, together with accrued interest through the Closing Date, shall be cancelled by BIG on the Closing Date.

               6.13 Stockholder Agreement. On the Closing Date, the appropriate parties shall execute a document to cancel and terminate the Stockholder Agreement dated as of September 20, 1996, among NFM, OFMI, BIG and Quarto.


               6.14 Rights Agreement. On the Closing Date, the appropriate parties shall execute a document to cancel and terminate the Rights Agreement dated as of September 20, 1996, between The Quarto Group, Inc. and BIG.

               6.15 Conduct of Business. Each of the parties (other than Quarto) agrees that BIG shall conduct its business until the Closing Date only in the ordinary course and shall not, without the prior written consent of Quarto, take or agree to take any of the following actions: (i) make any payment, directly or indirectly, to or for the benefit of any officer, director, or shareholder of BIG, (ii) waive or compromise any valuable right or material debt owed to BIG,
(iii) satisfy or discharge any lien, claim or encumbrance or pay any obligation of BIG, except in the ordinary course of business that is not material to the business, properties, or financial condition of BIG, (iv) change or enter into any material contract or arrangement to which BIG or its assets are bound or subject, (v) enter into any compensation arrangement with any employee, officer, director or shareholder of BIG, (vi) sell, assign or transfer any of the Assets, except in the ordinary course of business, (vii) mortgage, pledge or transfer a security interest in the any of the Assets; (viii) make any loans or guarantees,
(ix) make any distribution with respect to outstanding stock or redeem or purchase any outstanding stock, (x) take any other action which might materially and adversely affect the business, properties, or financial condition of BIG, or
(xi) deviate from the monthly budgets attached hereto as Schedule 6.15.

               6.16 Year 2000 Project. Brandt shall deliver to Quarto on or before the Closing Date a memorandum setting forth the status of BIG's Year 2000 project.

          7. Enforceability of this Agreement, and Quarto's Conditions to Closing. The obligations stated in this Agreement are specifically enforceable at the election of Quarto, and each party to this Agreement consents to the jurisdiction of the court in the Federal Court Action to enter and enforce orders according to the terms of this Agreement through the Closing of this Agreement. The obligations of Quarto to close this Agreement are subject to fulfillment on or before the Closing Date of each of the following conditions, the waiver of which shall not be effective against Quarto, if Quarto does not consent in writing thereto

               7.1 Representations True at Closing. The representations and warranties of the parties (other than Quarto) contained herein shall be true on and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date. Each of the parties (other than Quarto) shall deliver certificates at the Closing affirming the accuracy of their representations and warranties.

               7.2 Performance of Covenants. Each of the parties hereto shall have performed and complied with the agreements, obligations, conditions and coventants contained in this Agreement that are required to be performed or complied with by such party on or before the Closing Date.

               7.3 Approval of Documents. All documents incident to the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Quarto's counsel.

          8. Releases, Indemnification, and Dismissals of Pending
Proceedings.

               8.1 NFM, Kreloff, and Weiner hereby release any and all claims and interest in the Certificate of Deposit Number 884769 presently held by the Bank of Boulder.

               8.2 NFM, OFMI, BIG, Kreloff, Weiner, Brandt, and Wussow release as of the Closing Date Quarto and its predecessors, successors, partners, affiliates, employees, officers, directors, agents, attorneys, and representatives from any claims or causes of action which NFM, OFMI, BIG, Kreloff, Weiner, Brandt, and Wussow, or any of them, may have, whether directly or indirectly, whether accrued in the past, present, or future, whether known or unknown, whether for damages or equitable relief of any sort including, without limitation, economic damages, lost profits, exemplary damages, treble damages, and consequential damages, in any way arising from the relationships, facts, circumstances, events and agreements which gave rise to or which are related to the Purchase Agreement, Stockholder Agreement, the Federal Action, the Arbitration, the State Court Action, or any action, conduct, or transaction occurring prior to the Closing Date.

               8.3 NFM, OFMI, Kreloff, Weiner, Brandt, and Wussow release as of the Closing Date BIG and its predecessors, successors, partners, affiliates, employees, officers, directors, agents, attorneys, and representatives from any claims or causes of action which NFM, OFMI, Kreloff, Weiner, Brandt, and Wussow, or any of them, may have, whether directly or indirectly, whether accrued in the past, present, or future, whether known or unknown, whether for damages or equitable relief of any sort including, without limitation, economic damages, lost profits, exemplary damages, treble damages, and consequential damages, in any way arising from the relationships, facts, circumstances, events and agreements which gave rise to or which are related to the Purchase Agreement, Stockholder Agreement, the Federal Action, the Arbitration, the State Court

Action, or any action, conduct, or transaction occurring prior to the Closing Date or actions taken as a consequence of, or as stated in this Agreement, including but not limited, to termination of Kreloff, Weiner, Brandt, and Wussow as directors, officers, and/or employees of BIG.

               8.4 NFM, OFMI, Kreloff, Weiner, Brandt and Wussow (the "Indemnifying Parties") shall jointly and severally defend and indemnify Quarto and BIG against, and hold Quarto and BIG harmless from any and all liability, damage, deficiency, loss, cost or expense (including reasonable attorneys fees) that is based upon or arises out of (i) any misrepresentation or breach of any representation, warranty, covenant or agreement made by any of the Indemnifying Parties herein. NFM and OFMI shall jointly and severally defend and indemnify Quarto and BIG against, and hold Quarto and BIG harmless from any and all liability, damage, deficiency, loss, cost or expense (including reasonable attorneys fees) that is based upon or arises out of (ii) any obligation, debt or liability of BIG other than those liabilities specifically reflected on the Balance Sheet or incurred by BIG in the ordinary course of business after the date of the Balance Sheet not in violation of any provision hereof, (iii) the ownership of the Assets and operation of the business of BIG prior to the Closing Date, (iv) termination of BIG employees and all other agents, consultants, or service arrangements to which BIG is a party, as stated in
Section 6.1 of this Agreement, (v) any BIG employee compensation, stock option, or benefit plan agreed upon by BIG and its employees before the Closing Date, but without regard to when such compensation, stock option, or benefit plan may vest or be realized, (vi) obligations under any lease entered into by BIG prior to the Closing Date, (vii) any claim or action brought by the Bank of Boulder arising from any transaction or conduct occurring before the Closing Date or arising from BIG's assignment of claims as provided for in Section 6.2 of this Agreement, (viii) any claim or action brought by Golf Partners or its affiliates, partners, assignees, or successors, arising from any transaction or conduct occurring before the Closing Date, and (ix) the claims and actions set forth on Schedule 5.20.

               8.5 Quarto releases as of the Closing Date BIG, NFM, OFMI, Kreloff, Weiner, Brandt, and Wussow and their predecessors, successors, partners, affiliates, employees, officers, directors, agents, attorneys, and representatives from any claims or causes of action which Quarto may have, whether directly or indirectly, whether accrued in the past, present, or future, whether known or unknown, whether for damages or equitable relief of any sort including, without limitation, economic damages, lost profits, exemplary damages, treble damages, and consequential damages, in any way arising from the relationships, facts, circumstances, events and agreements which gave rise to or which are related to the Purchase Agreement, Stockholder Agreement, the Federal Action, the Arbitration, the State Court Action, or any action, conduct, or transaction occurring prior to the date of the Closing Date, with the exception of the indemnifications and other obligations arising from, necessary for the performance of, and incidental to this Agreement.

               8.6 At Closing, Quarto, BIG, and NFM will execute and file in the Federal Action the Stipulation for Dismissal with Prejudice in the form attached as Exhibit "A" by which Quarto, BIG, and NFM will stipulate to the dismissal with prejudice of the Federal Action.

               8.7 At Closing, Quarto, BIG, NFM, and OFMI will execute and file in the Arbitration the Stipulation for Dismissal with Prejudice in the form attached as Exhibit "B" by which Quarto, BIG, NFM, and OFMI will stipulate to the dismissal with prejudice of the Arbitration.

               8.8 At Closing, Quarto, Kreloff, Weiner, Brandt, and Wussow will execute and file in the State Court Action the Stipulation for Dismissal with Prejudice in the form attached as Exhibit "C" by which Quarto, Kreloff, Weiner, Brandt, and Wussow will stipulate to the dismissal with prejudice of the State Court Action.

               8.9 The parties and their respective attorneys will execute and file stipulations in the Federal Action, the Arbitration, and the State Court Action to stay the respective proceedings until the Closing Date.

               8.10 The representations, warranties, agreements and indemnities contained in this Agreement shall survive the execution and delivery of this Agreement, any examination by or on behalf of the parties, and the completion of the transactions contemplated herein.

          9. General.

               9.1 Expenses. Each of the parties hereto shall bear its own expenses, costs and fees (including attorneys; and auditors; fees) in connection with the transactions contemplated hereby including the preparation and execution of this Agreement and compliance herewith, whether or not the transactions contemplated hereby shall be consummated. None of such expenses, costs and fees shall be billed to or payable by BIG.

               9.2 Severability. If any term or provision of this Agreement shall be held or deemed to be held or shall, in fact be inoperative or unenforceable as applied in any particular case because it conflicts with any other provision or provisions hereof or any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the term or provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever, but such term or provision shall be deemed modified or deleted as or to the extent required by applicable law. The invalidity of one or more phrases, sentences, clauses, sections or subsections of this Agreement shall not affect the remaining portions of this Agreement.

               9.3 Amendment. This Agreement may not be amended except by an instrument in writing duly executed and delivered on behalf of each of the parties hereto.

               9.4 Waiver. No waiver of any provisions of this Agreement shall be construed as a waiver of any other provisions. Any waiver must be in writing and signed by the waiving party.

               9.5 Access to Management, Properties and Records. From the date of this Agreement until the Closing Date, BIG shall afford the officers, attorneys, accountants and other authorized representatives of Quarto free and full access upon reasonable notice and during normal business hours to all management personnel, offices, properties, books and records of BIG, so that Quarto may have full opportunity to make such investigation as it shall desire to make of the management, business, properties and affairs of BIG, and Quarto shall be permitted to make abstracts from, or copies of, all such books and records. The parties (other than Quarto) shall furnish to Quarto such financial and operating data and other information as to the business of BIG as Quarto shall reasonably request.

               9.6 Miscellaneous. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original,

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

and all of which shall constitute one and the same instrument. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Colorado, applicable to contracts made and to be performed in Colorado. This Agreement shall be binding on and inure to the benefit of the successors and assigns of the parties hereto. All parties to this Agreement consent to the jurisdiction of the court in the Federal Court Action to hear motions and other requests for relief, issue rulings, and enforce orders for the specific enforcement of the terms of this Agreement. In the event any action is instituted to enforce or interpret this Agreement, the prevailing party or parties in such action shall be entitled to recover its reasonable attorneys' fees and costs as established by the Court or arbitration, as the case may be. This Agreement may not be assigned without the prior written consent of the nonassigning parties. All parties may rely upon faxed signatures just as if such signatures were originals. Any party executing and delivering this Agreement by fax shall be deemed to have covenanted to deliver to each other party hereto, as soon as practicable, a counterpart signature page of this Agreement containing such party's original signature; provided, however, that the failure to deliver such original signature shall have no effect on the validity, binding effect or enforceability of this Agreement as to such party.

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


         EXECUTED as of the __________ day of _____________, 1998.


QUARTO HOLDINGS, INC., a Delaware
corporation

By:___________________________________   ______________________________________
                                         Mark H. Kreloff
Title:________________________________


NEW FRONTIER MEDIA, INC., a Colorado     ______________________________________
corporation                              Michael Weiner


By:___________________________________   ______________________________________
                                         Andrew Brandt
Title:________________________________


BOULDER INTERACTIVE GROUP, INC., a       ______________________________________
Colorado corporation                     Scott Wussow

By:___________________________________

Title:________________________________

OLD FRONTIER MEDIA, INC., a Colorado
corporation

By:___________________________________

Title:________________________________

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